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                                                                     EXHIBIT 4.1


                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 15, 2000, by and between METAMOR WORLDWIDE, INC., a Delaware corporation (the "Company"), PSINET INC., a New York corporation ("PSINet"), and THE BANK OF NEW YORK, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company (formerly named Corestaff, Inc., a Delaware corporation), as issuer, and the Trustee are parties to that certain Indenture, dated as of August 15, 1997 (the "Indenture"), providing for the issuance of the Company's 2.94% Convertible Subordinated Notes due 2004 (the "Notes"); and

         WHEREAS, there are now outstanding under the Indenture, Notes in the aggregate principal amount at maturity of $227,000,000; and

         WHEREAS, pursuant to the terms of an Agreement and Plan of Merger dated as of March 21, 2000 between the Company, PSINet and PSINet Shelf IV Inc., PSINet Shelf IV Inc. has merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of PSINet (the "Merger"); and

         WHEREAS, in connection with the Merger, each outstanding share of Common Stock (as defined in the Indenture) has been converted into the right to receive 0.9 of a share of PSINet's common stock; and

         WHEREAS, in accordance with Sections 15.6 and 3.7(e) of the Indenture, the Company and PSINet wish to enter this Supplemental Indenture to provide that, among other things, the Notes will hereafter be convertible into PSINet's common stock in lieu of Common Stock of the Company, and that the provisions of
Section 3.7 of the Indenture relating to redemption obligations of the Company in the event of a Fundamental Change (as defined in the Indenture) shall apply with respect to transactions involving PSINet's common stock rather than Common Stock of the Company; and

         WHEREAS, Section 11.1 of the Indenture provides that Company, PSINet and the Trustee may enter into an indenture or indentures supplemental to the Indenture without the consent of the holders of Notes for the purpose of adding any provisions with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.6 of the Indenture and the redemption obligations of the Company pursuant to the requirements of Section 3.7(e) of the Indenture; and

         WHEREAS, the Company and PSINet desire and have requested the Trustee to join with them in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by said Section 11.1 of the Indenture; and


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         WHEREAS, (1) the Company has delivered to the Trustee an Officers'
Certificate and Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 11.5 of the Indenture, (2) PSINet has delivered to the Trustee an Opinion of Counsel, and (3) each of the Company and PSINet has satisfied all other conditions required under Article XI of the Indenture to enable the Company, PSINet and the Trustee to enter into this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and PSINet covenant and agree with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

                                    ARTICLE I
                             AMENDMENTS TO INDENTURE

         1.1 AMENDMENTS RELATING TO SECTION 3.7 OF THE INDENTURE. Pursuant to
Section 3.7(e) of the Indenture, the Indenture is hereby amended as follows:

                  (a) As used in the definitions of the terms "Applicable Price" and "Fundamental Change" in the Indenture, the defined term "Common Stock" shall, subject to any further adjustments pursuant to Section
         15.6 of the Indenture, refer to the common stock, par value $.01 per share, of PSINet or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of PSINet and which are not subject to redemption by PSINet; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications ("PSINet Common Stock").

                  (b) The term "Reference Market Price" is amended to mean initially $21.3889, and in the event of any adjustment to the Conversion Rate pursuant to Section 15.5 after the date hereof, the Reference Market Price shall also be adjusted so that the Reference Market Price after giving effect to any such adjustment shall equal the Reference Market Price immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate after such adjustment.

         1.2 AMENDMENTS RELATING TO ARTICLE XV OF THE INDENTURE. From and after the date hereof, pursuant to Section 15.6 of the Indenture, PSINet agrees that the Notes shall be convertible into PSINet Common Stock (as defined in Section 1.1(a) hereof) as provided in Article XV of the Indenture, after giving effect to the changes thereto effected by this Supplemental Indenture. To effect the foregoing, the Indenture is hereby amended as follows:

                  (a) All references in Article XV of the Indenture to "Common Stock" shall be deemed to refer to PSINet Common Stock as defined in this Supplemental Indenture.



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                  (b) The third paragraph of Section 15.2 of the Indenture is hereby amended to read in its entirety as follows:

                           As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), (x) PSINet shall issue and deliver to the Company, and the Company shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 5.2, a certificate or certificates for the number of full shares of PSINet Common Stock issuable upon such conversion of such Note or portion thereof in accordance with the provisions of this Article, and (y) the Company shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 5.2 a check or cash in respect of any fractional interest in respect of a share of PSINet Common Stock arising upon such conversion, as provided in Section 15.3. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to
                           Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion (including Original Issue Discount) of the surrendered Note.

                  (c) The reference to "the Company" in the fourth paragraph of
         Section 15.2 of the Indenture shall be deemed to refer instead to PSINet.

                  (d) Section 15.4 of the Indenture is hereby amended to read in its entirety as follows:

                           As of the date hereof, the Conversion Rate shall be
                           21.36573 shares of PSINet Common Stock per $1,000 principal amount at maturity of Notes converted. Such Conversion Rate shall be subject to such further adjustments from time to time as are provided in
                           Section 15.5 of the Indenture as amended by this Supplemental Indenture.

                  (e) Each reference in Section 15.5 to "the Company" shall be deemed to refer instead to PSINet, and references to the "Board of Directors" in such Section 15.5 shall be deemed to refer to the board of directors of PSINet or any committee thereof duly authorized to act on its behalf, except that:



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                           (i) the reference to "the Company" in the language
                  "best interests of the Company" in Section 15.5(i) shall be deemed to refer instead to the Company or PSINet;

                           (ii) the last two references to "the Company" in
                  Section 15.5(i) shall continue to refer to the Company instead of PSINet;

                           (iii) the second reference to "the Company" in
                  Section 15.5(j) shall continue to refer to the Company instead of PSINet; and

                           (iv) Section 15.5(k) shall be amended to read in its
                  entirety as follows:

                           In any case in which this Section 15.5 provides that an adjustment shall become effective immediately after a record date for an event, (i) PSINet may defer until the occurrence of such event issuing and delivering to the Company the additional shares of PSINet Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the PSINet Common Stock issuable upon such conversion before giving effect to such adjustment, and (ii) the Company may defer until the occurrence of such event delivering to the holder of any Note converted after such record date and before the occurrence of such event such additional shares of PSINet Common Stock or paying to such holder any amount in cash or additional shares in lieu of any fractional share pursuant to Section 15.3.

                  (f) The first paragraph of Section 15.6 of the Indenture shall apply to PSINet as if all references therein to "the Company" instead referred to PSINet.

                  (g) All references in Sections 15.7, 15.8 and 15.10 of the Indenture to "the Company" shall be deemed to refer instead to PSINet, except that the last reference to "the Company" in Section 15.10 shall continue to refer to the Company instead of PSINet.

                  (h) PSINet hereby appoints the Trustee to act as conversion agent for purposes of complying with its obligations under the Indenture as amended by this Supplemental Indenture.

         1.3 FORM OF NOTE. The form of Note attached as Exhibit A to the Indenture is hereby deemed modified as appropriate to reflect the amendments reflected by this Supplemental Indenture. Any Notes authenticated and delivered after the close of business on the date of this Supplemental Indenture in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

                  "Effective as of June 15, 2000, the Company, the Trustee and PSINet Inc., a New York corporation ("PSINet"), entered into a First Supplemental Indenture providing that, among



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         other things, the Notes are thereafter convertible into PSINet's common stock in lieu of Common Stock of the Company, and that the provisions of Section 3.7 of the Indenture relating to redemption obligations of the Company in the event of a Fundamental Change apply with respect to transactions involving PSINet's common stock rather than Common Stock of the Company. Reference is hereby made to such First Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein."

                                   ARTICLE II
                                  MISCELLANEOUS

         2.1 DEFINITIONS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2.2 RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

         2.3 NO ASSUMPTION BY PSINET. Except as expressly provided in this Supplemental Indenture, nothing herein shall be interpreted as an assumption by PSINet of any obligations of the Company under the Indenture or the Notes, including any obligation of the Company to make payment of principal, premium or interest on the Notes.

         2.4 GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws principles.

         2.5 TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         2.6 COUNTERPARTS. The parties may sign any number of copies or counterparts of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         2.7 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                        METAMOR WORLDWIDE, INC.


                                        By:
                                            ------------------------------------
                                        Name:  Edward L. Pierce
                                        Title: Executive Vice President
                                                 & Chief Financial Officer


                                        PSINET INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



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